Exhibit 10.1

SECOND AMENDMENT

TO

STOCKHOLDER AGREEMENT

This AMENDMENT (this “Amendment”), dated as of January 15, 2026, is by and among Veradigm Inc. (the “Company”), Charles Myers (“Myers”) and Jessica Myers (together with Myers, the “Myers Parties”). Each of the Company, on the one hand, and Myers or the Myers Parties, on the other hand, is referred to herein as a “party”, and all of the Company and the Myers Parties are referred to herein as “parties”.

WHEREAS, reference is made to that certain Stockholder Agreement, dated as of July 26, 2024, by and among the Company and the Myers Parties (the “Original Agreement”), pursuant to which the Company’s Board of Directors appointed Myers as a Board Observer;

WHEREAS, on July 24, 2025, the Company and the Myers Parties amended the Original Agreement (the “First Amendment”) to, among other things, extend the “Termination Date”, as defined in the Original Agreement, until January 26, 2026 (the Original Agreement, as amended by the First Amendment, the “Stockholder Agreement”); and

WHEREAS the parties desire that the Stockholder Agreement be amended by further extending the “Termination Date”, upon the terms set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

SECTION 1 Definitions. Unless otherwise defined herein, terms defined in the Stockholder Agreement and used herein shall have the meanings given to them in the Stockholder Agreement.

SECTION 2 Amendment to the Stockholder Agreement. The first sentence of Section 7(a) of the Stockholder Agreement is hereby deleted in its entirety and replaced with the following: “Unless otherwise mutually agreed to in writing by each party, this Agreement shall remain in effect until July 26, 2026; provided, however, this Agreement may be further extended until January 26, 2027 upon the consent of all of the parties (the “Termination Date”).”

SECTION 3 Continuing Effect of the Stockholder Agreement. This Amendment shall not constitute an amendment of any other provision of the Stockholder Agreement not expressly referred to herein and shall not be construed as a waiver or consent to any further or future action on the part of any party that would require a waiver or consent of such party. Except as expressly amended hereby, the provisions of the Stockholder Agreement are and shall remain in full force and effect. In the event of any inconsistency between the terms of this Amendment and the terms of the Stockholder Agreement, the terms of this Amendment shall govern and control with respect to the subject matter herein.

SECTION 4 Counterparts. This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute the same agreement.

Signatures to this Amendment transmitted by facsimile transmission, by electronic mail in “portable document format” (.pdf) for or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document will have the same effect as physical delivery of the paper document bearing the original signature.

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IN WITNESS WHEREOF, each of the parties has executed this Amendment, or caused the same to be executed by its duly authorized representative, as of the date first written above.

VERADIGM INC.

By:	/s/ Eric Jacobson
Name:	Eric Jacobson
Title:	SVP, Deputy General Counsel & Corporate Secretary

CHARLES MYERS
/s/ Charles Myers

JESSICA MYERS
/s/ Jessica Myers